UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2005

STERIS Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-14643	34-1482024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio	44060-1834
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (440) 354-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Annual Incentive Compensation Plan Awards

On May 14, 2005, the Compensation and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of STERIS Corporation (“STERIS” or the “Company”) approved annual cash incentive awards for fiscal 2005 under STERIS’s Senior Executive Management Incentive Compensation Plan (“SEMICP”) and Management Incentive Compensation Plan (“MICP”) to certain members of management, including the following awards to the named executive officers: Les C. Vinney, $450,000; Laurie Brlas, $117,500; Peter A. Burke, $117,500; Gerard J. Reis, $100,000; and Charles L. Immel, $127,500.

Annual cash incentive compensation payments under the Company’s incentive compensation plans are generally based on the achievement of financial goals, as well as achievement of individual objectives. For fiscal 2005, the financial goals were based on a combination of the following: Company and/or segment (depending upon the responsibilities of the executive officer) revenue, Company free cash flow, Company earnings before interest and taxes (EBIT) and business segment contribution margin. In addition, to receive the incentive compensation payments, executive officers also were required to achieve individual performance objectives. Incentive compensation goals and objectives and award opportunities for each executive officer are fixed at the beginning of the fiscal year and are based on the responsibilities of the executive officer’s position and the competitive marketplace. The annual incentive awards specified above were based on the Committee’s determination of the extent to which the performance measures for fiscal year 2005 had been achieved.

Both the SEMICP and the MICP were previously filed by the Company as Exhibits 10.9 and 10.8, respectively, to its Annual Report on Form 10-K for the year ended March 31, 2004.

Annual Management Incentive Compensation Plan Criteria

Also on May 14, 2005, the Committee approved performance objectives for annual cash incentive payments under the MICP for the fiscal year ending March 31, 2006, which also will be based on the achievement of financial performance goals, as well as achievement of individual objectives. The financial performance objectives under the MICP will be based on a combination of the following: Company and/or segment revenue, Company free cash flow, Company earnings before interest and taxes (EBIT) and business segment contribution margin.

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ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 14, 2005, Dr. Jerry E. Robertson resigned as Chairman of the Board and announced that he was retiring as a Director effective as of the Annual Meeting of Shareholders to be held on or about July 29, 2005. The Board appointed Mr. John P. Wareham as the new Chairman, succeeding Dr. Robertson. A copy of the press release announcing these events is attached hereto as Exhibit 99.1

ITEM 8.01. Other Events.

Quarterly Dividend Authorized

On May 14, 2005, the Board also authorized the payment of a quarterly dividend in the amount of $0.04 per share. The dividend is payable June 28, 2005 to shareholders of record at the closing of the stock transfer books on May 31, 2005. A copy of the press release announcing this action is attached hereto as Exhibit 99.2

Election of Officers

On April 28, 2005, the Board of Directors elected the following officers of STERIS Corporation:

Les C. Vinney	President and Chief Executive Officer
Laurie Brlas	Senior Vice President and Chief Financial Officer
Peter A. Burke	Senior Vice President and Chief Technology Officer
Charles L. Immel	Senior Vice President and Group President, Healthcare
Gerard J. Reis	Senior Vice President and Group President, Life Sciences
Robert E. Moss	Senior Vice President and Group President, STERIS Isomedix Services
Mark D. McGinley	Senior Vice President, General Counsel, and Secretary
Patrick J. McCullagh	Vice President, Global Quality Systems Engineering and Regulatory Affairs
William L. Aamoth	Vice President and Corporate Treasurer
Michael J. Tokich	Vice President and Corporate Controller
J. Adam Zangerle	Assistant Secretary
Dennis P. Patton	Assistant Secretary
Roy L. Turnell	Assistant Secretary

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS CORPORATION

By:	/s/ Laurie Brlas
Laurie Brlas
Senior Vice President and Chief Financial Officer

Date: May 19, 2005

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press Release issued by STERIS Corporation on May 17, 2005 regarding its Board of Directors Appointment of Mr. John P. Wareham as Chairman of the Board of Directors effective May 14, 2005.

99.2	Press Release issued by STERIS Corporation on May 17, 2005 regarding its Board of Directors Authorization of a Quarterly Dividend.

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